Farmer Mac Reports Third Quarter 2021 Results
- Outstanding Business Volume of $23.1 Billion -

WASHINGTON, D.C., November 8, 2021 — The Federal Agricultural Mortgage Corporation (Farmer Mac; NYSE: AGM and AGM.A), the nation's secondary market provider that increases the availability and affordability of credit for the benefit of rural America, today announced its results for the fiscal quarter ended September 30, 2021.

Third Quarter 2021 and Recent Highlights
•Added $2.5 billion of gross business volume, resulting in net growth of $921.6 million
•Net income of $24.3 million compared to $18.7 million in third quarter 2020
•Core Earnings1 of $27.6 million compared to $27.7 million in the same period last year
•On August 18, 2021, completed a strategic acquisition that expanded the internal loan servicing function and acquired the loan servicing rights for a sizeable portion of our Farm & Ranch loan and USDA Guaranteed Securities portfolios
•On October 14, 2021, Farmer Mac closed a $302.7 million securitization of agricultural mortgage-backed securities

"We delivered another quarter of strong earnings and net effective spread, reflecting the consistency of our fundamental business model," said President & Chief Executive Officer, Brad Nordholm. "In addition, we executed two important transactions recently that are consistent with our multi-year strategic plan. The expansion of our internal loan servicing represents yet another important step as part of our dual strategy of broadening our business opportunities while also deepening relationships with existing customers. The newly structured, syndicated agricultural mortgage-backed securitization transaction, which we expect to build on in the future, exemplifies Farmer Mac's core mission to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities."

$ in thousands, except per share amounts	Quarter Ended		Nine Months Ended
	Sept. 30, 2021	Sept. 30, 2020	Sept. 30, 2021	Sept. 30, 2020
Net Business Volume	$921,630	$(52,820)	$1,194,697	$871,346
Net Interest Income	$55,005	$44,661	$163,385	$134,321
Net Effective Spread[1]	$55,925	$51,802	$166,335	$142,434
Diluted EPS (GAAP)	$2.24	$1.73	$7.17	$5.54
Core Earnings (per diluted share)[1]	$2.55	$2.57	$7.71	$6.88

1 Non-GAAP measure

Third Quarter 2021 Results

Business Volume

Our outstanding business volume was $23.1 billion as of September 30, 2021, a net increase of $0.9 billion from June 30, 2021 after taking into account all new business, maturities, and paydowns on existing assets. This net increase consisted of increases of $499.2 million in Institutional Credit, $389.2 million in Farm & Ranch, and $37.4 million in Rural Utilities, partially offset by a net decrease of $4.2 million in USDA Guarantees.

The $499.2 million net increase in the Institutional Credit line of business reflects $1.4 billion in gross volume, partially offset by $0.9 billion of paydowns and maturities. Within the $1.4 billion of gross volume is $1.2 billion of short-term funding that will mature in fourth quarter 2021.

The $389.2 million net increase in our Farm & Ranch line of business reflected a $277.2 million net increase in outstanding loan purchase volume and a $212.7 million net increase in loans underlying LTSPCs and off-balance sheet Farmer Mac Guaranteed Securities, which was partially offset by a net decrease of $100.6 million in loans held in consolidated trusts. Our net growth of 15.7% in the Farm & Ranch on-balance sheet portfolio over the twelve months ended September 30, 2021 is significantly higher than the 6.6% net growth of the overall agricultural mortgage loan market over the twelve months ended June 30, 2021 (based on our analysis of call report data from commercial banks, -1.6% growth, and Farm Credit System, 12.7% growth).

The $37.4 million net increase in the Rural Utilities line of business was due to $113.9 million in gross new volume, partially offset by $76.5 million in paydowns in loans and LTSPCs. Within the $113.9 million in gross volume is $50.0 million of unfunded telecommunications loan commitments.

The $4.2 million net decrease in the USDA Guarantees line of business reflected $118.3 million in paydowns, partially offset by $114.1 million in gross new volume. The net volume decrease is reflective of the low interest rate environment that has increased the competition and lowered the spreads in this line of business.

Spreads

Net interest income for third quarter 2021 was $55.0 million, a $10.3 million increase compared to $44.7 million in the prior-year period, primarily due to a $4.5 million decrease in funding costs, a $2.9 million increase related to new business volume, and a $3.1 million increase in the fair value of derivatives designated in fair value hedge accounting relationships. Net interest yield was 0.94% in third quarter 2021 compared to 0.78% in the prior-year period.

Net effective spread, a non-GAAP measure, for third quarter 2021 was $55.9 million, a $4.1 million increase from $51.8 million in the prior-year period. The $4.1 million year-over-year increase in net effective spread in dollars was primarily due to an increase of $2.9 million from new business volume and a $1.0 million decrease in non-GAAP funding costs. In percentage terms, net effective spread increased 0.03% to 0.99% in third quarter 2021 from the prior-year period.

Earnings

Farmer Mac's net income attributable to common stockholders for third quarter 2021 were $24.3 million ($2.24 per diluted common share), compared to $18.7 million ($1.73 per diluted common share) in the prior-year period. The $5.6 million year-over-year increase in net income attributable to common stockholders was due to an $8.2 million after-tax increase in net interest income, the absence of a $1.7 million after-tax loss on the retirement of preferred stock recorded in the comparable prior period, and a $0.7 million after-tax decrease in the provision for credit losses. These factors were partially offset by a $2.0 million after-tax increase in operating expenses, a $1.4 million after-tax decrease in the fair value of undesignated financial derivatives due to fluctuations in long-term interest rates, and a $1.6 million increase in preferred stock dividends

Farmer Mac enters into financial derivatives transactions to hedge interest rate risks inherent in its business and carries its financial derivatives at fair value in its consolidated financial statements. As these fluctuations are not expected to have a cumulative impact on Farmer Mac's earnings, Farmer Mac uses non-GAAP core earnings as a useful alternative measure to understand the business.

Farmer Mac's non-GAAP core earnings for third quarter 2021 were $27.6 million ($2.55 per diluted common share), compared to $27.7 million ($2.57 per diluted common share) in third quarter 2020. Year-over-year core earnings were approximately equivalent because a $3.3 million after-tax increase in net effective spread and a $0.7 million after-tax decrease in the provision for credit losses, were partially offset by a $2.0 million after-tax increase in operating expenses, a $1.6 million increase in preferred stock dividends, and a $0.3 million after-tax decrease in guarantee fees.

Credit

As of September 30, 2021, the total allowance for losses was $16.8 million, which reflects a $0.3 million provision from June 30, 2021. The provision was primarily attributable to a decline in the economic factor forecast for commodity prices in Farmer Mac's fruit and nuts portfolio. Across all of Farmer Mac's lines of business, allowance for losses represented 0.07% of total outstanding business volume as of September 30, 2021.
As of September 30, 2021, Farmer Mac's 90-day delinquencies were $54.8 million (0.58% of the Farm & Ranch portfolio), compared to $63.1 million (0.70% of the Farm & Ranch portfolio) as of June 30, 2021. Across all of Farmer Mac's lines of business, 90-day delinquencies represented 0.24% of total outstanding business volume as of September 30, 2021, compared to 0.28% as of June 30, 2021.

Capital

As of September 30, 2021, Farmer Mac's core capital level was $1.2 billion, which was $479.5 million above the minimum capital level required by our statutory charter. This compares to $1.2 billion as of June 30, 2021, which was $482.6 million above the minimum capital requirement. The decrease in capital in excess of the minimum capital level required was primarily due to an increase in the minimum capital required related to on-balance sheet volume growth. This was partially offset by an increase in core capital due to an increase in retained earnings. Farmer Mac's Tier 1 capital ratio was 15.1% as of September 30, 2021.

Earnings Conference Call Information

The conference call to discuss Farmer Mac's third quarter 2021 financial results will be held beginning at 4:30 p.m. Eastern time on Monday, November 8, and can be accessed by telephone or live webcast as follows:

Telephone (Domestic): (888) 346-2616
Telephone (International): (412) 902-4254
Webcast: https://www.farmermac.com/investors/events-presentations/

When dialing in to the call, please ask for the "Farmer Mac Earnings Conference Call." The call can be heard live and will also be available for replay on Farmer Mac’s website for two weeks following the conclusion of the call.

More complete information about Farmer Mac's performance for third quarter 2021 is in Farmer Mac's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed today with the SEC.

Use of Non-GAAP Measures

In the accompanying analysis of its financial information, Farmer Mac uses the following non-GAAP measures: "core earnings," "core earnings per share," and "net effective spread." Farmer Mac uses these non-GAAP measures to measure corporate economic performance and develop financial plans because, in management's view, they are useful alternative measures in understanding Farmer Mac's economic performance, transaction economics, and business trends. The non-GAAP financial measures that Farmer Mac uses may not be comparable to similarly labeled non-GAAP financial measures disclosed by other companies. Farmer Mac's disclosure of these non-GAAP measures is intended to be supplemental in nature and is not meant to be considered in isolation from, as a substitute for, or as more important than, the related financial information prepared in accordance with GAAP.

Core earnings and core earnings per share principally differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding the effects of fair value fluctuations. These fluctuations are not expected to have a cumulative net impact on Farmer Mac's financial condition or results of operations reported in accordance with GAAP if the related financial instruments are held to maturity, as is expected.

Core earnings and core earnings per share also differ from net income attributable to common stockholders and earnings per common share, respectively, by excluding specified infrequent or unusual transactions that Farmer Mac believes are not indicative of future operating results and that may not reflect the trends and economic financial performance of Farmer Mac's core business. For example, we have excluded from core earnings losses on retirement of preferred stock and the re-measurement of the deferred tax asset.

Farmer Mac uses net effective spread to measure the net spread Farmer Mac earns between its interest-earning assets and the related net funding costs of these assets. Net effective spread differs from net interest income and net interest yield because it excludes: (1) the amortization of premiums and discounts on assets consolidated at fair value that are amortized as adjustments to yield in interest income over the contractual or estimated remaining lives of the underlying assets; (2) interest income and interest expense related to consolidated trusts with beneficial interests owned by third parties, which are presented on Farmer Mac's consolidated balance sheets as "Loans held for investment in consolidated trusts, at amortized cost"; and (3) the fair value changes of financial derivatives and the corresponding assets or liabilities designated in a fair value hedge accounting relationship.

Net effective spread also principally differs from net interest income and net interest yield because it includes: (1) the accrual of income and expense related to the contractual amounts due on financial derivatives that are not designated in hedge accounting relationships ("undesignated financial derivatives"); and (2) the net effects of terminations or net settlements on financial derivatives. More information about Farmer Mac’s use of non-GAAP measures is available in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations" in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2020, filed February 25, 2021 with the SEC.

For a reconciliation of Farmer Mac's net income attributable to common stockholders to core earnings and of earnings per common share to core earnings per share, and net interest income and net interest yield to net effective spread, see "Reconciliations" below.

Forward-Looking Statements

Management's expectations for Farmer Mac's future necessarily involve assumptions and estimates and the evaluation of risks and uncertainties. Various factors or events, both known and unknown, could cause Farmer Mac's actual results to differ materially from the expectations as expressed or implied by the forward-looking statements in this release, including uncertainties about:

•the duration, spread, and severity of the COVID-19 pandemic and its effects on the business operations of agricultural and rural borrowers, the capital markets, and Farmer Mac's business operations;
•the actions taken to address the COVID-19 pandemic, including government actions to mitigate the economic impact of the pandemic, how quickly and to what extent normal economic and operating conditions can resume, the possibility of future disruptions to economic recovery caused by any further outbreaks, regulatory measures or voluntary actions to limit the spread of COVID-19, and the duration and efficacy of any restrictions that may be imposed;
•the availability to Farmer Mac of debt and equity financing and, if available, the reasonableness of rates and terms;
•legislative or regulatory developments that could affect Farmer Mac, its sources of business, or agricultural or rural infrastructure industries;
•fluctuations in the fair value of assets held by Farmer Mac and its subsidiaries;
•the level of lender interest in Farmer Mac's products and the secondary market provided by Farmer Mac;
•the general rate of growth in agricultural mortgage and rural utilities indebtedness;
•the effect of economic conditions and geopolitics on agricultural mortgage or rural utilities lending, borrower repayment capacity, or collateral values, including fluctuations in interest rates, changes in U.S. trade policies, fluctuations in export demand for U.S. agricultural products, supply chain disruptions, increases in input costs, labor availability, and volatility in commodity prices;
•the degree to which Farmer Mac is exposed to interest rate risk resulting from fluctuations in Farmer Mac's borrowing costs relative to market indexes;

•developments in the financial markets, including possible investor, analyst, and rating agency reactions to events involving government-sponsored enterprises, including Farmer Mac;
•the effect of any changes in Farmer Mac's executive leadership; and
•other factors that could hinder agricultural mortgage lending or borrower repayment capacity, including the effects of severe weather or fluctuations in agricultural real estate values.

Other risk factors are discussed in "Risk Factors" in Part I, Item 1A in Farmer Mac's Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 25, 2021. Considering these potential risks and uncertainties, no undue reliance should be placed on any forward-looking statements expressed in this release. The forward-looking statements contained in this release represent management's expectations as of the date of this release. Farmer Mac undertakes no obligation to release publicly the results of revisions to any forward-looking statements included in this release to reflect new information or any future events or circumstances, except as otherwise required by applicable law. The information in this release is not necessarily indicative of future results.

About Farmer Mac
Farmer Mac is a vital part of the agricultural credit markets and was created to increase access to and reduce the cost of credit for the benefit of American agricultural and rural communities. As the nation’s secondary market for agricultural credit, we provide financial solutions to a broad spectrum of the agricultural community, including agricultural lenders, agribusinesses, and other institutions that can benefit from access to flexible, low-cost financing and risk management tools. Farmer Mac's customers benefit from our low cost of funds, low overhead costs, and high operational efficiency. More information about Farmer Mac (including the Annual Report on Form 10-K referenced above) is available on Farmer Mac's website at www.farmermac.com.

CONTACT:     Jalpa Nazareth, Investor Relations
Megan Murray-Pelaez, Media Inquiries
(202) 872-7700

* * * *

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	As of
	September 30, 2021	December 31, 2020
	(in thousands)
Assets:
Cash and cash equivalents	$899,052	$1,033,941
Investment securities:
Available-for-sale, at fair value (amortized cost of $3,684,066 and $3,843,666, respectively)	3,696,204	3,853,692
Held-to-maturity, at amortized cost	45,032	45,032
Other investments	403	—
Total Investment Securities	3,741,639	3,898,724
Farmer Mac Guaranteed Securities:
Available-for-sale, at fair value (amortized cost of $5,909,989 and $6,594,992, respectively)	6,138,759	6,947,701
Held-to-maturity, at amortized cost	2,248,303	1,175,792
Total Farmer Mac Guaranteed Securities	8,387,062	8,123,493
USDA Securities:
Trading, at fair value	4,793	6,695
Held-to-maturity, at amortized cost	2,457,217	2,473,626
Total USDA Securities	2,462,010	2,480,321
Loans:
Loans held for sale, at lower of cost or fair value	301,551	—
Loans held for investment, at amortized cost	7,758,286	7,261,933
Loans held for investment in consolidated trusts, at amortized cost	977,372	1,287,045
Allowance for losses	(14,294)	(13,832)
Total loans, net of allowance	9,022,915	8,535,146
Financial derivatives, at fair value	15,668	17,468
Interest receivable (includes $7,400 and $16,401, respectively, related to consolidated trusts)	144,078	186,429
Guarantee and commitment fees receivable	39,038	37,113
Deferred tax asset, net	11,084	18,321
Prepaid expenses and other assets	21,822	24,545
Total Assets	$24,744,368	$24,355,501

Liabilities and Equity:
Liabilities:
Notes payable	$22,365,121	$21,848,917
Debt securities of consolidated trusts held by third parties	990,961	1,323,786
Financial derivatives, at fair value	25,633	29,892
Accrued interest payable (includes $6,550 and $14,370, respectively, related to consolidated trusts)	83,263	92,738
Guarantee and commitment obligation	37,526	35,535
Accounts payable and accrued expenses	42,566	28,879
Reserve for losses	2,000	3,277
Total Liabilities	23,547,070	23,363,024
Commitments and Contingencies
Equity:
Preferred stock:
Series C, par value $25 per share, 3,000,000 shares authorized, issued and outstanding	73,382	73,382
Series D, par value $25 per share, 4,000,000 shares authorized, issued and outstanding	96,659	96,659
Series E, par value $25 per share, 3,180,000 shares authorized, issued and outstanding	77,003	77,003
Series F, par value $25 per share, 4,800,000 shares authorized, issued and outstanding	116,160	116,160
Series G, par value $25 per share, 5,000,000 shares authorized, issued and outstanding	121,327	—
Common stock:
Class A Voting, $1 par value, no maximum authorization, 1,030,780 shares outstanding	1,031	1,031
Class B Voting, $1 par value, no maximum authorization, 500,301 shares outstanding	500	500
Class C Non-Voting, $1 par value, no maximum authorization, 9,234,778 shares and 9,205,897 shares outstanding, respectively	9,235	9,206
Additional paid-in capital	124,942	122,899
Accumulated other comprehensive income/(loss), net of tax	18,206	(13,923)
Retained earnings	558,853	509,560
Total Equity	1,197,298	992,477
Total Liabilities and Equity	$24,744,368	$24,355,501

FEDERAL AGRICULTURAL MORTGAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands, except per share amounts)
Interest income:
Investments and cash equivalents	$4,121	$7,096	$14,107	$35,236
Farmer Mac Guaranteed Securities and USDA Securities	38,428	45,335	123,246	178,644
Loans	61,923	56,204	181,631	172,230
Total interest income	104,472	108,635	318,984	386,110
Total interest expense	49,467	63,974	155,599	251,789
Net interest income	55,005	44,661	163,385	134,321
Provision for losses	(366)	(653)	(518)	(4,542)
Net interest income after provision for losses	54,639	44,008	162,867	129,779
Non-interest income/(expense):
Guarantee and commitment fees	3,155	3,159	9,182	9,495
Losses on financial derivatives	(2,347)	(564)	(1,120)	(3,339)
Gains/(losses) on trading securities	37	(258)	(38)	(173)
Gains on sale of available-for-sale investment securities	253	—	253	—
Gains on sale of real estate owned	—	—	—	485
Release of/(provision for) reserve for losses	111	(547)	1,277	(540)
Other income	582	594	1,600	2,639
Non-interest income	1,791	2,384	11,154	8,567
Operating expenses:
Compensation and employee benefits	10,027	8,791	31,601	27,005
General and administrative	6,330	5,044	19,015	15,702
Regulatory fees	750	725	2,250	2,175
Operating expenses	17,107	14,560	52,866	44,882
Income before income taxes	39,323	31,832	121,155	93,464
Income tax expense	8,260	6,340	25,579	19,516
Net income	31,063	25,492	95,576	73,948
Preferred stock dividends	(6,774)	(5,166)	(17,885)	(12,536)
Loss on retirement of preferred stock	—	(1,667)	—	(1,667)
Net income attributable to common stockholders	$24,289	$18,659	$77,691	$59,745

Earnings per common share:
Basic earnings per common share	$2.26	$1.74	$7.22	$5.57
Diluted earnings per common share	$2.24	$1.73	$7.17	$5.54

Reconciliations
Reconciliations of Farmer Mac's net income attributable to common stockholders to core earnings and core earnings per share are presented in the following tables along with information about the composition of core earnings for the periods indicated:

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Three Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$24,289	$25,444	$18,659
Less reconciling items:
Losses on undesignated financial derivatives due to fair value changes	(1,864)	(3,721)	(4,149)
Losses on hedging activities due to fair value changes	(2,093)	(2,097)	(5,245)
Unrealized gains/(losses) on trading assets	36	(61)	(258)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	23	20	97
Net effects of terminations or net settlements on financial derivatives	(351)	109	233
Issuance costs on the retirement of preferred stock	—	—	(1,667)
Income tax effect related to reconciling items	892	1,208	1,957
Sub-total	(3,357)	(4,542)	(9,032)
Core earnings	$27,646	$29,986	$27,691

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$55,925	$56,551	$51,802
Guarantee and commitment fees(2)	4,322	4,334	4,659
Other(3)	687	301	453
Total revenues	60,934	61,186	56,914

Credit related expense (GAAP):
Provision for/(release of) losses	255	(983)	1,200
Total credit related expense	255	(983)	1,200

Operating expenses (GAAP):
Compensation and employee benefits	10,027	9,779	8,791
General and administrative	6,330	6,349	5,044
Regulatory fees	750	750	725
Total operating expenses	17,107	16,878	14,560

Net earnings	43,572	45,291	41,154
Income tax expense(4)	9,152	9,463	8,297
Preferred stock dividends (GAAP)	6,774	5,842	5,166
Core earnings	$27,646	$29,986	$27,691

Core earnings per share:
Basic	$2.57	$2.79	$2.58
Diluted	2.55	2.77	2.57
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of Net Income Attributable to Common Stockholders to Core Earnings
	For the Nine Months Ended
	September 30, 2021	September 30, 2020
	(in thousands, except per share amounts)
Net income attributable to common stockholders	$77,691	$59,745
Less reconciling items:
Losses on undesignated financial derivatives due to fair value changes	(3,890)	(1,933)
Losses on hedging activities due to fair value changes	(4,461)	(13,846)
Unrealized losses on trading assets	(39)	(173)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	59	135
Net effects of terminations or net settlements on financial derivatives	923	(346)
Issuance costs on the retirement of preferred stock	—	(1,667)
Income tax effect related to reconciling items	1,556	3,394
Sub-total	(5,852)	(14,436)
Core earnings	$83,543	$74,181

Composition of Core Earnings:
Revenues:
Net effective spread(1)	$166,335	$142,434
Guarantee and commitment fees(2)	12,896	14,498
Other(3)	1,439	2,175
Total revenues	180,670	159,107

Credit related expense (GAAP):
(Release of)/provision for losses	(759)	5,082
Gain on sale of REO	—	(485)
Total credit related expense	(759)	4,597

Operating expenses (GAAP):
Compensation and employee benefits	31,601	27,005
General and administrative	19,015	15,702
Regulatory fees	2,250	2,175
Total operating expenses	52,866	44,882

Net earnings	128,563	109,628
Income tax expense(4)	27,135	22,911
Preferred stock dividends (GAAP)	17,885	12,536
Core earnings	$83,543	$74,181

Core earnings per share:
Basic	$7.77	$6.92
Diluted	7.71	6.88
(1)Net effective spread is a non-GAAP measure. See "Use of Non-GAAP Measures" above for an explanation of net effective spread. See below for a reconciliation of net interest income to net effective spread.
(2)Includes interest income and interest expense related to consolidated trusts owned by third parties reclassified from net interest income to guarantee and commitment fees to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee on the consolidated Farmer Mac Guaranteed Securities.
(3)Reflects reconciling adjustments for the reclassification to exclude expenses related to interest rate swaps not designated as hedges and terminations or net settlements on financial derivatives, and reconciling adjustments to exclude fair value adjustments on financial derivatives and trading assets and the recognition of deferred gains over the estimated lives of certain Farmer Mac Guaranteed Securities and USDA Securities.

(4)Includes the tax impact of non-GAAP reconciling items between net income attributable to common stockholders and core earnings.

Reconciliation of GAAP Basic Earnings Per Share to Core Earnings Basic Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands, except per share amounts)
GAAP - Basic EPS	$2.26	$2.36	$1.74	$7.22	$5.57
Less reconciling items:
Losses on undesignated financial derivatives due to fair value changes	(0.17)	(0.35)	(0.39)	(0.36)	(0.18)
Losses on hedging activities due to fair value changes	(0.19)	(0.19)	(0.49)	(0.42)	(1.29)
Unrealized losses on trading securities	—	(0.01)	(0.02)	—	(0.02)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	0.01	0.01	0.01
Net effects of terminations or net settlements on financial derivatives	(0.03)	0.01	0.02	0.08	(0.03)
Issuance costs on the retirement of preferred stock	—	—	(0.15)	—	(0.16)
Income tax effect related to reconciling items	0.08	0.11	0.18	0.14	0.32
Sub-total	(0.31)	(0.43)	(0.84)	(0.55)	(1.35)
Core Earnings - Basic EPS	$2.57	$2.79	$2.58	$7.77	$6.92

Shares used in per share calculation (GAAP and Core Earnings)	10,766	10,763	10,734	10,756	10,725

Reconciliation of GAAP Diluted Earnings Per Share to Core Earnings Diluted Earnings Per Share
	For the Three Months Ended			For the Nine Months Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
	(in thousands, except per share amounts)
GAAP - Diluted EPS	$2.24	$2.35	$1.73	$7.17	$5.54
Less reconciling items:
Losses on undesignated financial derivatives due to fair value changes	(0.17)	(0.34)	(0.39)	(0.36)	(0.18)
Losses on hedging activities due to fair value changes	(0.19)	(0.19)	(0.49)	(0.42)	(1.28)
Unrealized losses on trading securities	—	(0.01)	(0.02)	—	(0.02)
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	—	—	0.01	0.01	0.01
Net effects of terminations or net settlements on financial derivatives	(0.03)	0.01	0.02	0.09	(0.03)
Issuance costs on the retirement of preferred stock	—	—	(0.15)	—	(0.15)
Income tax effect related to reconciling items	0.08	0.11	0.18	0.14	0.31
Sub-total	(0.31)	(0.42)	(0.84)	(0.54)	(1.34)
Core Earnings - Diluted EPS	$2.55	$2.77	$2.57	$7.71	$6.88

Shares used in per share calculation (GAAP and Core Earnings)	10,842	10,838	10,785	10,834	10,781

The following table presents a reconciliation of net interest income and net yield to net effective spread for the periods indicated:

Reconciliation of GAAP Net Interest Income/Yield to Net Effective Spread
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2021		June 30, 2021		September 30, 2020		September 30, 2021		September 30, 2020
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
Net interest income/yield	$55,005	0.94%	$55,129	0.94%	$44,661	0.78%	$163,385	0.93%	$134,321	0.80%
Net effects of consolidated trusts	(1,167)	0.02%	(1,337)	0.02%	(1,500)	0.02%	(3,713)	0.02%	(5,003)	0.03%
Expense related to undesignated financial derivatives	117	—%	970	0.02%	3,613	0.07%	3,154	0.02%	9	—%
Amortization of premiums/discounts on assets consolidated at fair value	(15)	—%	(13)	—%	(81)	—%	(36)	—%	(92)	—%
Amortization of losses due to terminations or net settlements on financial derivatives	65	—%	77	—%	62	—%	246	—%	90	—%
Fair value changes on fair value hedge relationships	1,920	0.03%	1,725	0.03%	5,047	0.09%	3,299	0.02%	13,109	0.09%
Net effective spread	$55,925	0.99%	$56,551	1.01%	$51,802	0.96%	$166,335	0.99%	$142,434	0.92%

The following table presents core earnings for Farmer Mac's reportable operating segments and a reconciliation to consolidated net income for the three months ended September 30, 2021:

Core Earnings by Business Segment
For the Three Months Ended September 30, 2021
	Farm & Ranch	USDA Guarantees	Rural Utilities	Institutional Credit	Corporate	Reconciling Adjustments		Consolidated Net Income
	(in thousands)
Net interest income	$24,893	$6,449	$7,018	$13,707	$2,938	$—		$55,005
Less: reconciling adjustments(1)(2)(3)	(526)	398	(554)	1,652	(50)	(920)		—
Net effective spread	24,367	6,847	6,464	15,359	2,888	(920)
Guarantee and commitment fees(2)	3,831	166	320	5	—	(1,167)		3,155
Other income/(expense)(3)	405	152	2	—	128	(2,162)		(1,475)
Non-interest income/(loss)	4,236	318	322	5	128	(3,329)		1,680

(Provision for)/release of losses	(414)	—	120	(78)	6	—		(366)

Release of reserve for losses	91	—	20	—	—	—		111
Other non-interest expense	(6,275)	(2,284)	(1,889)	(2,514)	(4,145)	—		(17,107)
Non-interest expense(4)	(6,184)	(2,284)	(1,869)	(2,514)	(4,145)	—		(16,996)
Core earnings before income taxes	22,005	4,881	5,037	12,772	(1,123)	(4,249)	(5)	39,323
Income tax (expense)/benefit	(4,621)	(1,025)	(1,058)	(2,682)	234	892		(8,260)
Core earnings before preferred stock dividends	17,384	3,856	3,979	10,090	(889)	(3,357)	(5)	31,063
Preferred stock dividends	—	—	—	—	(6,774)	—		(6,774)
Segment core earnings/(losses)	$17,384	$3,856	$3,979	$10,090	$(7,663)	$(3,357)	(5)	$24,289

Total assets at carrying value	$6,883,879	$2,522,382	$2,249,071	$8,395,286	$4,693,750	$—		$24,744,368
Total on- and off-balance sheet program assets at principal balance	$9,445,359	$2,722,702	$2,817,427	$8,133,303	$—	$—		$23,118,791
(1)Includes the amortization of premiums and discounts on assets consolidated at fair value, originally included in interest income, to reflect core earnings amounts.
(2)Includes the reclassification of interest income and interest expense from consolidated trusts owned by third parties to guarantee and commitment fees, to reflect management's view that the net interest income Farmer Mac earns is effectively a guarantee fee.
(3)Includes the reclassification of interest expense related to interest rate swaps not designated as hedges, which are included in "Losses on financial derivatives" on the consolidated financial statements, to determine the effective funding cost for each operating segment.
(4)Includes directly attributable costs and an allocation of indirectly attributable costs based on employee headcount.
(5)Net adjustments to reconcile to the corresponding income measures: core earnings before income taxes reconciled to income before income taxes; core earnings before preferred stock dividends reconciled to net income; and segment core earnings reconciled to net income attributable to common stockholders.

Supplemental Information
The following table sets forth information about outstanding volume in each of Farmer Mac's four lines of business as of the dates indicated:

Lines of Business - Outstanding Business Volume
	As of September 30, 2021	As of December 31, 2020
	(in thousands)
Farm & Ranch:
Loans	$5,800,376	$4,889,393
Loans held in trusts:
Beneficial interests owned by third party investors	977,373	1,287,045
LTSPCs	2,607,261	2,325,431
Guaranteed Securities	60,349	79,312
USDA Guarantees:
USDA Securities	2,434,582	2,452,964
Farmer Mac Guaranteed USDA Securities	288,120	333,754
Rural Utilities:
Loans	2,243,172	2,260,412
LTSPCs	574,255	556,425
Institutional Credit
AgVantage Securities	8,133,303	7,739,359
Total	$23,118,791	$21,924,095

The following table presents the quarterly net effective spread by segment:

	Net Effective Spread by Line of Business
	Farm & Ranch		USDA Guarantees		Rural Utilities		Institutional Credit		Corporate		Net Effective Spread
	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield	Dollars	Yield
	(dollars in thousands)
For the quarter ended:
September 30, 2021(1)	$24,367	1.74%	$6,847	1.11%	$6,464	1.15%	$15,359	0.81%	$2,888	0.25%	$55,925	0.99%
June 30, 2021	23,978	1.82%	6,982	1.12%	6,615	1.18%	16,131	0.85%	2,845	0.24%	56,551	1.01%
March 31, 2021	21,454	1.74%	6,367	1.02%	6,674	1.19%	16,673	0.87%	2,691	0.22%	53,859	0.97%
December 31, 2020	20,313	1.75%	6,786	1.10%	7,322	1.35%	17,401	0.85%	2,700	0.22%	54,522	0.98%
September 30, 2020	18,025	1.67%	5,865	0.97%	6,939	1.32%	18,601	0.87%	2,372	0.23%	51,802	0.96%
June 30, 2020	16,733	1.71%	4,689	0.81%	5,516	1.15%	18,782	0.86%	749	0.08%	46,469	0.89%
March 31, 2020	14,938	1.64%	4,625	0.81%	4,920	1.14%	17,702	0.84%	1,978	0.21%	44,163	0.89%
December 31, 2019	16,374	1.90%	4,363	0.78%	4,871	1.17%	18,008	0.85%	2,375	0.27%	45,991	0.95%
September 30, 2019	13,181	1.66%	4,314	0.79%	4,502	1.16%	17,807	0.84%	2,657	0.30%	42,461	0.90%
(1)See above for a reconciliation of GAAP net interest income by line of business to net effective spread by line of business for the three months ended September 30, 2021.

The following table presents quarterly core earnings reconciled to net income attributable to common stockholders:

Core Earnings by Quarter Ended
	September 2021	June 2021	March 2021	December 2020	September 2020	June 2020	March 2020	December 2019	September 2019
	(in thousands)
Revenues:
Net effective spread	$55,925	$56,551	$53,859	$54,522	$51,802	$46,469	$44,163	$45,991	$42,461
Guarantee and commitment fees	4,322	4,334	4,240	4,652	4,659	4,943	4,896	5,432	5,208
Other	687	301	451	512	453	1,048	674	100	389
Total revenues	60,934	61,186	58,550	59,686	56,914	52,460	49,733	51,523	48,058

Credit related expense/(income):
Provision for/(release of) losses	255	(983)	(31)	2,973	1,200	51	3,831	2,851	623
REO operating expenses	—	—	—	—	—	—	—	—	—
Losses/(gains) on sale of REO	—	—	—	22	—	—	(485)	—	—
Total credit related expense/(income)	255	(983)	(31)	2,995	1,200	51	3,346	2,851	623

Operating expenses:
Compensation and employee benefits	10,027	9,779	11,795	9,497	8,791	8,087	10,127	6,732	7,654
General and administrative	6,330	6,349	6,336	6,274	5,044	5,295	5,363	5,773	5,253
Regulatory fees	750	750	750	750	725	725	725	725	688
Total operating expenses	17,107	16,878	18,881	16,521	14,560	14,107	16,215	13,230	13,595

Net earnings	43,572	45,291	39,700	40,170	41,154	38,302	30,172	35,442	33,840
Income tax expense	9,152	9,463	8,520	8,470	8,297	8,016	6,598	7,526	7,018
Preferred stock dividends	6,774	5,842	5,269	5,269	5,166	3,939	3,431	3,432	3,427
Core earnings	$27,646	$29,986	$25,911	$26,431	$27,691	$26,347	$20,143	$24,484	$23,395

Reconciling items:
(Losses)/gains on undesignated financial derivatives due to fair value changes	$(1,864)	$(3,721)	$1,695	$(1,758)	$(4,149)	$8,700	$(6,484)	$4,469	$(7,117)
(Losses)/gains on hedging activities due to fair value changes	(2,093)	(2,097)	(271)	3,827	(5,245)	(2,676)	(5,925)	(220)	(4,535)
Unrealized gains/(losses) on trading assets	36	(61)	(14)	223	(258)	(20)	106	172	49
Net effects of amortization of premiums/discounts and deferred gains on assets consolidated at fair value	23	20	16	(77)	97	35	3	40	(7)
Net effects of terminations or net settlements on financial derivatives	(351)	109	1,165	1,583	233	720	(1,300)	1,339	232
Issuance costs on the retirement of preferred stock	—	—	—	—	(1,667)	—	—	—	—
Income tax effect related to reconciling items	892	1,208	(544)	(798)	1,957	(1,419)	2,856	(1,218)	2,389
Net income attributable to common stockholders	$24,289	$25,444	$27,958	$29,431	$18,659	$31,687	$9,399	$29,066	$14,406